SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 30, 2007

Commission File Number: 0-28325

TMSF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

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87-0642252
(I.R.S.  Employer Identification No.)

660 S. Figueroa St. 9th Floor Los Angeles CA 90017
(Address of principal executive office)

(213) 234-2400
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events

      On October 30, 2007, we consummated the merger of TMSF Merger Corporation, a corporation owning approximately 93% of our common stock, with and into our company through the filing with the Secretary of State of the State of Delaware of a Certificate of Ownership and Merger merging TMSF Merger Corporation (a Delaware corporation) into TMSF Holdings, Inc., (a Delaware corporation). As a result of the merger, each outstanding share of our common stock not owned by TMSF Merger Corporation at the effective time of the merger was converted into the right to receive cash consideration of Forty-Five Cents ($0.45). Pursuant to Section 262 of the Delaware General Corporation Law, as a result of the merger each of our stockholders other than TMSF Merger Corporation is entitled to an appraisal by the Delaware Court of Chancery of the fair value of the shares of our common stock each such stockholder owned at the effective time of the merger. The Information Statement containing additional information regarding the merger which we distributed to our stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1 Information Statement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TMSF HOLDINGS, INC.

/s/ Raymond Eshaghian
Raymond Eshaghian
Chief Executive Officer

November 5, 2007